UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2010

PURE CYCLE CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	0-8814	84-0705083
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 E. 8th Ave, Suite 201, Denver, CO	80203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 292-3456

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Pure Cycle Corporation (the “Registrant”), a Colorado corporation, in connection with the matters described herein.

ITEM 8.01 OTHER EVENTS

As reported on a Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 4, 2010, the Registrant entered into a Loan Sale and Assignment Agreement (the “Agreement”) with Bank of America, N.A. (the “Seller”) to acquire the loan instruments secured by approximately 931 acres of land known as Sky Ranch. On October 18, 2010, the Registrant made the final payment of $6.3 million to Seller to complete the acquisition of the Sky Ranch loan documents, allowing it to commence foreclosure proceedings to acquire the Sky Ranch property.

The Registrant issued a press release discussing the completion of the acquisition which is attached as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

Exhibit 99.1 Text of press release issued by Pure Cycle Corporation on August 20, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 20, 2010

PURE CYCLE CORPORATION

/s/ Mark W. Harding
By: Mark W. Harding,
President and Chief Financial Officer

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